Exhibit No. 10.10








                              AGREEMENT TO PURCHASE
                          ASSETS AND ASSUME LIABILITIES



                                 BY AND BETWEEN



                  FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK



                                       AND



                           FIRST BANK OF BEVERLY HILLS

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                                TABLE OF CONTENTS
                                                                            PAGE


RECITALS                   ....................................................1

AGREEMENT                  ....................................................1

Article I                  ....................................................1

DEFINITIONS                ....................................................1

Article II                 ....................................................5

TERMS OF PURCHASE AND ASSUMPTION...............................................5

         2.1      Purchase and Sale of Assets..................................5

         2.2      Purchase Price...............................................5

         2.3      Assumption of Liabilities....................................6

Article III                ....................................................7

INSPECTION OF ASSETS AND REAL ESTATE VALUATION..................................
                           7

         3.1      Valuation of Real Estate.....................................7

         3.2      Due Diligence Review, Inventory and Inspection...............7

         3.3      Other Documents..............................................8

Article IV                 ....................................................8

CLOSING                    ....................................................8

         4.1      Closing......................................................8

         4.2      Settlement...................................................8

         4.3      Post-Closing Adjustments.....................................9

         4.4      Deliveries at Closing........................................9

Article V                  ....................................................9

REPRESENTATIONS AND WARRANTIES OF BUYER........................................9

         5.1      Organization.................................................9

         5.2      Authority....................................................9

         5.3      Compliance with Other Instruments and Law...................10

         5.4      No Breach...................................................10

         5.5      Litigation..................................................10

         5.6      Governmental Notices........................................10

         5.7      Regulatory Approvals........................................10

         5.8      Consents....................................................10

Article VI                 ...................................................10

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REPRESENTATIONS AND WARRANTIES OF SELLER......................................10

         6.1      Organization................................................10

         6.2      Authority...................................................11

         6.3      Compliance with Other Instruments and Law...................11

         6.4      No Breach...................................................11

         6.5      Litigation..................................................11

         6.6      Title to Assets.............................................11

         6.7      TIN Certification...........................................11

         6.8      Account Loan Enforceability.................................11

         6.9      Safe Deposit Boxes..........................................12

         6.10     Insurance...................................................12

         6.11     Taxes.......................................................12

         6.12     Records.....................................................12

         6.13     Service and Maintenance Contracts...........................12

         6.14     Regulatory Approvals........................................12

         6.15     Consents....................................................12

         6.16     Operation...................................................12

Article VII                ...................................................12

COVENANTS OF BUYER         ...................................................12

         7.1      Assistance in Obtaining Regulatory Approvals................12

         7.2      Performance of Liabilities..................................13

         7.3      Consents and Notices........................................13

         7.4      Further Assurances..........................................13

         7.5      Confidentiality.............................................13

Article VIII               ...................................................14

COVENANTS OF SELLER        ...................................................14

         8.1      Assistance in Obtaining Regulatory Approvals................14

         8.2      Consents and Notices........................................14

         8.3      Access to Records and Information; Personnel; Customers.....14

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         8.4      Conduct of Business Pending Closing.........................14

         8.5      Books and Records...........................................15

         8.6      Insurance Policies..........................................16

         8.7      Further Assurances..........................................16

         8.8      Consents....................................................16

         8.9      Operation of Branch.........................................16

         8.10     Service and Maintenance Contracts...........................17

         8.11     Signs.......................................................17

         8.12     Confidentiality.............................................17

         8.13     Updating of Schedules.......................................17

Article IX                 ...................................................18

NON-COMPETITION            ...................................................18

         9.1      Solicitation................................................18

         9.2      Non-Competition.............................................18

Article X                  ...................................................18

CONDITIONS TO CLOSING      ...................................................18

         10.1     Conditions to the Obligations of Buyer......................18

         10.2     Conditions to the Obligations of Seller.....................20

TERMINATION                ...................................................21

         11.1     Conditions for Termination..................................21

         11.2     Effect of Termination.......................................22

Article XII                ...................................................22

EMPLOYEES                  ...................................................22

         12.1     Employees...................................................22

         12.2     Employee Benefits...........................................22

Article XIII               ...................................................23

OTHER AGREEMENTS           ...................................................23

         13.1     Notices to Depositors.......................................23

         13.2     Safe Deposit Boxes..........................................23

         13.3     Incoming Deposits and Mail..................................23

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         13.4     Returned Items..............................................23

         13.5     ACH Items and Wire Transfers................................24

         13.6     Checking Accounts...........................................25

         13.7     Holds.......................................................25

         13.8     Retirement Accounts.........................................25

         13.9     Card Processing.............................................25

         13.10    Data Processing Conversion..................................26

         13.11    Interest Reporting..........................................26

         13.12    Withholding.................................................26

         13.13    Taxpayer Information........................................27

         13.14    Seller's Cooperation........................................27

Article XIV                ...................................................28

GENERAL PROVISIONS         ...................................................28

         14.1     Survival....................................................28

         14.2     Indemnification.............................................28

         14.3     Broker's Fees...............................................29

         14.4     Publicity and Notices.......................................29

         14.5     Incorporation of Exhibits...................................30

         14.6     Attorneys' Fees.............................................30

         14.7     Sales and Transfer Taxes....................................30

         14.8     Notices.....................................................30

         14.9     Arm's Length Transaction....................................31

         14.10    Successors and Assigns......................................31

         14.11    Third Party Beneficiaries...................................31

         14.12    Governing Law; Venue........................................31

         14.13    Arbitration.................................................31

         14.14    Entire Agreement............................................32

         14.15    Headings....................................................32

         14.16    Severability................................................32

         14.17    Waiver......................................................33

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         14.18    Number(s)...................................................33

         14.19    Counterparts................................................33


Schedule 1.1 LIST OF BRANCH

Exhibit A - GENERAL BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
Exhibit B - ASSUMPTION OF DEPOSIT LIABILITIES
Exhibit C - RETIREMENT ACCOUNTS TRANSFER AGREEMENT

                                       v
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                          AGREEMENT TO PURCHASE ASSETS
                             AND ASSUME LIABILITIES

         This Agreement to Purchase Assets and Assume Liabilities ("Agreement") is made and entered into this ___, day of May ("Signature Date"), by and between FIRST BANK OF BEVERLY HILLS, a federally chartered savings bank ("Buyer") and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank ("Fidelity" or Seller").

                                    RECITALS
                                    --------

         A. Buyer desires to acquire the Beverly Hills branch of Seller and branch assets and to assume certain liabilities of the Branch (as defined below) which Seller is authorized to operate, and Seller desires to transfer such assets and liabilities of the Branch to Buyer.

         B. Buyer and Seller propose to apply to the appropriate regulatory authorities for permission to effect the purchase and sale of the Branch and for such other requisite approvals as may be necessary for the consummation of the transactions contemplated by this Agreement.

         C. Buyer and Seller wish to consummate the transaction contemplated by this Agreement in a timely and efficient manner.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing and the representations, covenants and agreements set forth in this Agreement, and subject to the conditions set forth herein, Buyer and Seller (the "Parties") hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the definitions indicated:

         "ACCOUNT LOANS" shall mean all checking account lines of credit or overdraft checking loan balances related to the Deposits, which are listed on the books and records of the Branch.

         "ACCRUED INTEREST" means interest on Account Loans and Deposits which is accrued but unpaid or unposted (as the case may be) through the applicable date.

         "ACH ITEMS" means automated clearing house debits and credits, including, but not limited to, social security payments, federal recurring payments, and other payments debited and/or credited on a regularly scheduled basis to or from Deposit accounts pursuant to arrangements between the owner of the account and a third party directly making the credits or debits.

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         "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control with that party.

         "ASSETS" means the Account Loans, Real Estate, Fixed Assets, Safe Deposit Boxes, Security Deposits, Cash on Hand and Records at the Branch.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 2.1(a).

         "ATMS" means the automated teller machines located on the premises of the Branch and includes the security systems associated therewith.

         "BRANCH" means the branch office of Seller identified on Schedule 1.1 hereto.

         "BRANCH LEASE" means the lease as listed on Schedule 1.1 and more particularly described therein.

         "BROKER" shall have the meaning set forth in Section 3.1.

         "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a federal or state holiday generally recognized by savings associations in the state of California.

         "CASH ON HAND" means all cash in the vault and in the teller drawers at the Branch.

         "CLOSING" AND "CLOSING DATE" shall have the meanings set forth in
Section 4.1.

         "CLOSING PAYMENT" shall have the meaning set forth in Section 4.2.

         "DEPOSIT" means any deposit as defined in Section 3(l)(1) of the Federal Deposit Insurance Act ("FDIA"), as amended, 12 U.S.C. Section 1813(l)(1), maintained at the Branch including, without limitation, the aggregate balances of all savings accounts with positive balances domiciled at the Branch, Keogh accounts, "NOW" accounts, other demand instruments, Retirement Accounts, and all other accounts and deposits, together with Accrued Interest thereon, if any; provided, that the term "Deposit" shall not include all or any portion of those balances that are deemed to be (i) accounts subject to escheatment or (ii) accounts of directors or senior officers of Seller.

         "DEPOSIT PREMIUM PERCENTAGE" means; (i) 6.00% if the aggregate amount Deposits on the Closing Date is equal to or greater than $74,590,618 (90% of the aggregate amount of the Deposits on April 30, 2000); (ii) 5.75% if the aggregate amount of the Deposits on the Closing Date is less than $74,590,618 but equal to or greater than $70,446,695 (85% of the aggregate amount of the Deposits on April 30, 2000) and (iii) 5.50% if the aggregate amount of the Deposits are less than $70,446,695.

         "DUE DILIGENCE EXPIRATION DATE" shall mean the date which is ten calendar days after the Field-to-Field Meeting.

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         "EMPLOYEES" means all employees at the Branch at any time from the
Signature Date through the Closing.

         "ENCUMBRANCES" means any and all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind whatsoever.

         "ENVIRONMENTAL LAWS" means any federal, state, county or local law or regulation relating to the environment or any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FAIR MARKET VALUE" shall mean the fair market value of the Real Estate as determined in accordance with Section 3.1.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FIELD-TO-FIELD MEETING" means the meeting between Seller and Buyer to assess data mapping, conversion and deconversion strategies and administrative and operational issues.

         "FIXED ASSETS" includes all furniture, fixtures, equipment, Leasehold Improvements and all other tangible personal property owned by Seller, including without limitation ATMs, located at the Branch, excluding, however, the Cisco routers, TSU's and Bay Networks hub 150s currently maintained at the Branch, ATM OSCARE device and related instruments and all computers and printers located at the Branch.

         "BROKER" shall have the meaning set forth in Section 3.1.

         "HAZARDOUS SUBSTANCES" means chemicals, pollutants, contaminants, wastes and substances, in each case, that have been defined as toxic or hazardous by any environmental agency having jurisdiction over the Branch, including petroleum, petroleum products, asbestos and polychlorinated biphenyls.

         "LANDLORD" means the landlord for the Branch, as listed on Schedule 1.1

         "LEASEHOLD IMPROVEMENTS" means property or an article which has been attached to or affixed to the Branch to facilitate the trade or business for which the Seller occupies the premises, including, but not limited to, teller lines, floor and wall coverings, vault doors and light fixtures, all to the extent owned by Seller.

         "LIABILITIES" means all liabilities being assumed by Buyer under
Section 2.3.

         "NET BOOK VALUE" means the net book value of an asset determined in accordance with generally accepted accounting principles consistently applied and as reflected in the books and records of Seller.

         "OTS" means the Office of Thrift Supervision or any successor thereto.

         "PARTY" means Buyer or Seller, and "Parties" means both Buyer and Seller.

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         "PREPAYMENTS" means any expense payments paid in advance by Seller for which the Closing Date is before the end of the period for which the expense payment was made including, but not limited to, payments made for utilities, and real property taxes and assessments.

         "REAL ESTATE" means the Seller's interest as tenant under the Branch Lease.

         "RECORDS" means: (i) all open records and original documents, excluding Seller's transaction counterparts of this Agreement and the documents related thereto, located at the Branch or in centralized servicing areas pertaining to the Account Loans and Deposits which are reasonably required for the Buyer to conduct business and comply in all material respects, with all applicable laws, regulations, rules and business practices with respect to the Account Loans and Deposits acquired from Seller pursuant to this Agreement; (ii) all available account history of all accounts related to Deposits for a period including at least the current year; (iii) signature cards, legal files, Safe Deposit Box files, pending files, Account Loan agreements, Retirement Account agreements and computer records and (iv) all nonconfidential and nonproprietary documents relating to the Real Estate in the possession of Seller; provided that Records in electronic form are limited to the current year. Records shall not include personnel records for Employees at the Branch or confidential and privileged documents maintained in the Seller's legal department not otherwise required under this Agreement.

         "RETIREMENT ACCOUNTS" means individual retirement accounts at the Branch, including SEP individual retirement accounts or qualified plans.

         "RETURNED ITEMS" shall have the meaning set forth in Section 13.4.

         "SAFE DEPOSIT BOXES" shall mean all of the safe deposit boxes domiciled at the Branch, along with the "nests" associated with those boxes.

         "SCHEDULE OF DELINQUENT ACCOUNT LOANS" shall have the meaning set forth in Section 10.1 (e)(6).

         "SECURITY DEPOSIT" means the security deposit related to the Branch and held by the Landlord as of the Closing Date.

         "SELLER'S KNOWLEDGE" or any phrase of similar import with respect to the Real Estate shall be as defined in the Assignment and Assumption Agreement and with respect to all other matters shall be limited to the actual knowledge of Chris Akers, the Officer of Seller responsible for such matters, without any requirement of inquiry or investigation

         "SIGNATURE DATE" means the date set forth as such in the first paragraph of this Agreement.

          "WITHHOLDING OBLIGATIONS" shall have the meaning set forth in Section 13.12.

                                   ARTICLE II

                        TERMS OF PURCHASE AND ASSUMPTION
                        --------------------------------

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         2.1 PURCHASE AND SALE OF ASSETS.

                  (a) ASSETS. At the Closing and subject to the terms and conditions set forth in this Agreement, Seller shall convey, assign and transfer to Buyer and Buyer shall purchase from Seller all of Seller's right, title and interest in and to the Assets. In furtherance of, and not in limitation of, the foregoing, no later than five Business Days following the Signature Date, Buyer and Seller shall enter into an assignment and assumption agreement for the Real Estate (the "Assignment and Assumption Agreement"), and such Assignment and Assumption Agreement shall provide for deposits of funds upon the execution thereof and for the transfer of the Real Estate at the Closing. In the event of any conflict between this Agreement and the Assignment and Assumption Agreement as to any matter relating to the Real Estate or the sale or transfer thereof, the terms of the Assignment and Assumption Agreement shall be controlling. In the event the parties do not enter into an Assignment and Assumption Agreement within the time provided herein, either party may terminate this Agreement pursuant to Section 11.1(b) by providing the notice contemplated therein.

                  (b) ASSOCIATION NAME AND LOGO. Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire any rights or interest in or to (i) the names of Seller, or any combination or derivation thereof, or (ii) any logos, service marks or trademarks of Seller or any advertising materials or slogans or any similar items used before, on or after the Closing Date by Seller in connection with its business.

                  (c) [intentionally deleted]

         2.2 PURCHASE PRICE. In consideration for the Assets acquired by it under this Agreement, Buyer shall assume at the Closing the liabilities of Seller as set forth in Section 2.3, and shall pay to Seller at the Closing an amount which is the sum of the following:

                  (a) The Net Book Value of the Fixed Assets as of the Closing Date; plus

                  (b) The Net Book Value of the Safe Deposit Boxes as of the Closing Date; plus

                  (c) The Net Book Value plus Accrued Interest on the Account Loans as of the Closing Date; plus

                  (d) A sum equal to the Cash on Hand as of the Closing Date;
plus

                  (e) The Fair Market Value of the Real Estate, the Security Deposits and any prorations due from Buyer under the Real Estate Agreements.

         2.3 ASSUMPTION OF LIABILITIES.

                  (a) DEPOSITS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Buyer shall (i) assume the liabilities related to the Deposits as of the Closing Date in accordance with the terms of such Deposits in effect on the Closing Date; (ii) assume Seller's obligation to its Deposit customers accruing after the Closing Date in accordance with the terms of such Deposits in effect on the Closing Date and (iii) be responsible for modifying the terms of such customer relationships effective as of the Closing Date as necessary to conform to Buyer's practices.

                  (b) RELATED ASSETS AND OBLIGATIONS. On the Closing Date, Buyer will assume the obligations of Seller to provide all services incidental to the Deposits including, but not limited to, providing Safe Deposit Boxes, as may be modified to conform to Buyer's practice.

                  (c) REIMBURSEMENT FOR DEPOSITS. On the Closing Date, Seller shall reimburse Buyer in cash for the assumption by Buyer of the liabilities and obligations relating to the Deposits an amount equal to (i) 100% of the aggregate amount of the Deposits assumed by Buyer pursuant to Section 2.3(a) above less (ii) the product of the Deposit Premium Percentage and the aggregate amount of Deposits on the Closing Date. The parties agree that the premium reflected in the Deposit Premium Percentage is attributable to favorable interest rates on the Deposits acquired. Buyer and Seller agree that the allocation of the Purchase Price will be made based on the relative fair market value of the Assets acquired, as required by Section 1060 of the Internal Revenue Code of 1986, as amended, and agree to utilize such allocation for federal income tax purposes. Such allocation will be consistently reflected by each Party on their federal income tax returns and similar documents, including but not limited to Internal Revenue Service Form 8594. Neither Party shall file any document or assert any position that conflicts or is inconsistent with such allocation, and each Party agrees to inform the other promptly upon receipt of any communication from (or forwarding any communication to) the Internal Revenue Service relating to Form 8594. Each Party shall cooperate fully with the other in filing Form 8594. Buyer shall prepare the Form 8594 and shall promptly submit it to Seller for approval and to facilitate the consistent filing of such form by Seller and Buyer.

                  (d) PRORATIONS. The pro rata amount of SAIF premiums attributable to the Deposits, and paid in advance by Seller, shall be credited to Seller at the Closing. Additionally, the pro rata amount of any Prepayments shall be credited to Seller at the Closing.

                  (e) NO OTHER DEBT, OBLIGATIONS OR LIABILITIES ASSUMED. It is understood and agreed that, except as expressly set forth in this Agreement, Buyer shall not assume or be liable for any of the debts, obligations or liabilities of Seller of any kind or nature whatsoever including, but not limited to, any tax or debt, any insurance premium, any liability for unfair labor practices (such as wrongful termination, breach of contract or employment discrimination), any obligations arising from or related to environmental contamination, tenant improvements or premises liability upon the Branch, or under the WARN Act, any liability or obligation of Seller arising out of any threatened or pending litigation, or any liability of Seller with respect to personal injury or property damage claims arising out of any act or omission which occurred prior to the Closing.

                                   ARTICLE III

                 INSPECTION OF ASSETS AND REAL ESTATE VALUATION
                 ----------------------------------------------

         3.1 VALUATION OF REAL ESTATE. Buyer and Seller shall each appoint a licensed real estate broker knowledgeable in commercial lease valuation to provide broker price opinions of the fair market value of Seller's interest in the Real Estate (the "Brokers"). Each Broker shall provide a written opinion of Seller's interest in the Real Estate and shall provide such written opinion of the fair market value of such interest on or before the 21st calendar day after the Signature Date. Thereafter the two valuations shall be added together and divided by two and the resulting value shall be deemed to be the fair market value of the Real Estate.

         3.2 DUE DILIGENCE REVIEW, INVENTORY AND INSPECTION.

                  (a) Buyer shall conduct due diligence as to the Real Estate and the Branch in accordance with the Assignment and Assumption Agreement as to the Real Estate and Section 3.2 below as to the Branch.

                  (b) Attached hereto as Schedule 3.2(b) is a complete schedule of the Fixed Assets relating to the Branch, which schedule (i) identifies each item of Fixed Assets with reasonable particularity, giving the Net Book Value of such item on Seller's books and describing any Encumbrance thereon and (ii) identifies each item of such Fixed Assets. Buyer and its agents and representatives shall be entitled to conduct one or more walk through inspections of the Branch within the fifteen (15) day period after the Signature Date. In the event that any of the Fixed Assets as reported on the schedule is missing, malfunctioning or in a significantly deteriorated condition (not including deterioration due to normal wear and tear which does not render the asset nonusable), Buyer may elect to exclude such property from the transfer under this Agreement, except for any such property which is permanently affixed to the Real Estate. In the event that Buyer shall not have objected in writing to the condition of the Branch by the Due Diligence Expiration Date, Buyer shall be deemed to have accepted the Branch. Such objection shall be exercised in good faith and shall be based, if made, upon a material defect in the condition of the Branch. At the Closing, Seller shall deliver to Buyer an updated schedule of Fixed Assets (exclusive of any property excluded from the Fixed Assets pursuant to this Section 3.2) delivery of which schedule shall constitute a representation and warranty of Seller that such Schedule is an accurate schedule of the Fixed Assets of the Branch as of the Closing Date. Notwithstanding the foregoing, Buyer, in its sole and absolute discretion, may exclude from the Fixed Assets any ATM machines located at the Branch, and Seller agrees to repurchase and remove any such ATM machines upon the request of Buyer within 30 days after Closing at a repurchase price equal to their Net Book Value at Closing.

         3.3 OTHER DOCUMENTS.

         Schedule 3.3 consists of true and correct copies of the following in its possession relating to the Branch:

                  (1) copies of any and all current leases, service and maintenance contracts or other currently effective contracts or agreements relating to the Branch or the Fixed Assets to which Seller is a party, or by which the Branch or Fixed Assets are bound;

                  (2) copies of all written notices in Seller's possession regarding the Branch, or the Assets or the Deposits, with respect to violation of any statutes, rules or regulations of government agencies or violation of any easements, covenants, conditions or restrictions affecting the Assets, the Deposits or the real property; and

                  (3) a list of all Deposits which are subject to any Encumbrances.

                                   ARTICLE IV

                                     CLOSING
                                     -------

         4.1 CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on June 30, 2000, or at such earlier or later time and date as the Parties may fix in writing, at such location agreed to by the parties, if all conditions set forth in Article X have been satisfied or waived in writing on or before such date. The date the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be deemed to occur at 11:59 P.M. Pacific Time on the Closing Date.

         4.2 SETTLEMENT. The net amount of cash or other consideration to be paid to Buyer by Seller pursuant to Section 2.3(c) less the amount owed Seller by Buyer pursuant to Section 2.2 shall be netted with the amount due the appropriate party under Section 2.3(d) to determine the closing payment due Buyer from Seller as of the Closing (the "Closing Payment"). Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Closing Payment will be paid as follows:

                  (a) On the Closing Date, Seller will pay to Buyer by wire transfer of immediately available funds no later than 12:00 noon on the Closing Date to an account designated by Buyer, the Closing Payment (such Closing Payment to be estimated based on account balances as of the close of business on the third Business Day immediately prior to the Closing Date); and

                  (b) On the first Business Day after the Closing, Seller shall provide Buyer with a closing settlement statement of the Closing Payment calculated pursuant to this Section 4.2 to accurately reflect the Deposits, Net Book Value for each Fixed Asset, the balance plus Accrued Interest of the Account Loans and Cash on Hand, (and any prorations not reflected in the payment made in the Closing Payment) all as of the Closing Date relating to the Branch. Buyer or Seller, as appropriate, shall, on such date, pay to the other party any amount payable (based upon the difference between the Closing Payment calculated pursuant to subparagraph (a) above and calculated pursuant to this subparagraph) by wire transfer in immediately available funds to an account designated by the receiving party together with interest from the Closing Date to the date of payment in full at the overnight Federal Funds rate in effect for each such day, as published in the Wall Street Journal; provided, however, that if such payment is made after three (3) Business Days from the first Business Day after the Closing, then such amount shall bear interest calculated at the average weighted cost of the Deposits transferred to Buyer pursuant to this Agreement.

         Unless otherwise specified in this Agreement, any amounts required to be paid pursuant hereto which are not paid when required to be paid shall bear interest from the due date until paid in full at the overnight Federal Funds rate in effect for each day, as published in the Wall Street Journal (it being understood that on days on which the Wall Street Journal is not published interest shall accrue at the overnight Federal Funds rate in effect on the most recent day on which the Wall Street Journal was published); provided, however, that if such payment is made after three (3) Business Days from the due date, then such amount shall bear interest calculated at the average weighted cost of the Deposits transferred to Buyer pursuant to this Agreement. Any payment pursuant to this Agreement sent after 12:00 noon shall be deemed to have been made on the next Business Day. All references to hours of the day in this Agreement shall be references to California time.

         4.3 POST-CLOSING ADJUSTMENTS. Except as otherwise expressly provided in this Agreement, the Parties shall cooperate in the prompt determination of adjustments, payments or reimbursements contemplated hereby in connection with the Closing and within forty-five (45) days after the Closing shall settle such amounts in a manner consistent with the express terms of this Agreement.

         4.4 DELIVERIES AT CLOSING. At the Closing, Seller shall deliver to Buyer the documents as set forth in Section 10.1(e), and Buyer shall deliver to Seller the documents as set forth in Section 10.2(e).

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller the following:

         5.1 ORGANIZATION. Buyer is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America.

         5.2 AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and has secured all necessary corporate consents and approvals in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining regulatory approval. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally and laws relating to the rights of creditors of federally insured financial institutions, and, as to enforceability, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         5.3 COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Buyer holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has not materially violated, and is not in material violation of, any applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, where such violation would have a material adverse effect upon its ability to enter into and perform its obligations under this Agreement.

         5.4 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated hereby will not violate or cause a breach of or constitute a default under any judgment, injunction, order, decree, material agreement or material instrument binding upon Buyer. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not violate its charter or by-laws or, upon receipt of all required regulatory approvals, any law or regulation applicable to it.

         5.5 LITIGATION. There is no action, suit or proceeding pending against Buyer or to Buyer's knowledge threatened against or affecting Buyer before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the ability of Buyer to perform its obligations under this Agreement.

         5.6 GOVERNMENTAL NOTICES. Buyer has no reason to believe that any federal, state or other governmental agency having jurisdiction to approve or consent to the transaction would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

         5.7 REGULATORY APPROVALS. The information furnished or to be furnished by Buyer pursuant to Section 8.1 of this Agreement for the purpose of filing any regulatory application and/or notice is or will be true and complete in all material respects as of the date so furnished.

         5.8 CONSENTS. Other than the approval of the OTS, list regulatory agencies whose approvals are required, no consent, approval or authorization of any governmental authority or agency is required for the execution, delivery and performance by Buyer of this Agreement and the consummation by it of any transactions contemplated hereby.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer the following:

         6.1 ORGANIZATION. Seller is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America.

         6.2 AUTHORITY. Seller has the corporate power and authority to execute, deliver and perform this Agreement and has secured all necessary corporate consents and approvals in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby subject to obtaining regulatory approval and necessary Landlord consents. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally, and the rights of creditors of federally insured financial institutions, and to general principles of equity (whether enforcement is sought in a proceeding in equity or at law). The Deposits are insured by the FDIC up to the current applicable maximum limits and Seller has received no written notice of any action pending or threatened by the FDIC with respect to termination of such insurance.

         6.3 COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Seller holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has not materially violated, and is not in material violation of, any applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it where such violation would have a material adverse effect upon its ability to enter into and perform its obligations under this Agreement.

         6.4 NO BREACH. Subject to receipt of Landlord consents, the execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby will not violate or cause a breach of or constitute a default under any judgment, injunction, order, decree, material agreement or material instrument binding upon Seller. The execution and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate its charter or by-laws or, upon receipt of all required regulatory approvals, any law or regulation applicable to it.

         6.5 LITIGATION. There is no action, suit or proceeding pending against Seller or to Seller's Knowledge threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the aggregate value of the Deposits or the Assets, or the ability of Seller to perform its obligations under this Agreement.

         6.6 TITLE TO ASSETS. With respect to Assets other than the Real Estate, Seller is the lawful owner of and has good and marketable title to the Assets, free and clear of all Encumbrances. Title to the Real Estate shall be as described in the Assignment and Assumption Agreement. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer all right, title and interest of the Seller in and to the Assets.

         6.7 TIN CERTIFICATION. Seller has complied in all material respects with all applicable tax laws relating to obtaining and, if appropriate, correcting taxpayer identification numbers ("TINs"), including the use of due diligence and/or reasonable cause as defined for purposes of the Internal Revenue Code, relating to TIN compliance with respect to holders of the Deposits.

         6.8 ACCOUNT LOAN ENFORCEABILITY. All Account Loans transferred to Buyer pursuant to the terms of this Agreement are valid and enforceable subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law). None of the Account Loans is subject to any claim, third party claim, defense, counterclaim, or bankruptcies.

         6.9 SAFE DEPOSIT BOXES. The Safe Deposit Boxes do not hold contents subject to escheatment as of the Closing Date.

         6.10 INSURANCE. All insurance policies maintained by Seller and applicable to the Branch are in full force and effect as described on Schedule 6.10.

         6.11 TAXES. All payroll, withholding, property, excise, sales, use and transfer taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority which are due and payable by Seller prior to the Closing relating to the Branch as of the Closing Date have been paid in full, or will be so paid prior to, or prorated at, the Closing except to the extent contested by Seller in good faith through appropriate proceedings.

         6.12 RECORDS. To Seller's Knowledge, the Records are originals of, or true and correct copies of, records created and maintained during the ordinary course of business by Seller at the Branch.

         6.13 SERVICE AND MAINTENANCE CONTRACTS. There are no contracts or other agreements relating to the rendering by third parties of services to the Branch other than those which shall be delivered to Buyer pursuant to Section 3.3 hereof.

         6.14 REGULATORY APPROVALS. The information furnished or to be furnished by Seller pursuant to Section 8.1 of this Agreement for the purpose of enabling Buyer to complete and file an application with the OTS is or will be true and complete in all material respects as of the date so furnished.

         6.15 CONSENTS. Other than the approval of the OTS, and any Landlord consents, no consent, approval or authorization of any governmental authority or agency is required for the execution, delivery and performance by Seller of this Agreement and the consummation by it of any transactions contemplated hereby.

         6.16 OPERATION. Except for (i) matters of public record; (ii) the Branch Lease; (iii) agreements referenced in Section 6.13, and (iv) agreements necessary or desirable to consummate the transactions contemplated hereby, Seller is not a party to any other material agreement relating to the Branch except as described on Schedule 6.16 attached hereto.

                                   ARTICLE VII

                               COVENANTS OF BUYER
                               ------------------

         7.1 ASSISTANCE IN OBTAINING REGULATORY APPROVALS. Buyer shall be responsible for the preparation and filing of the applications and notices for approval of the transaction contemplated herein with the OTS except for any application under Section 563.22 of the OTS Regulations ("transfer application") which may be required of Seller. Buyer shall cooperate with Seller in providing information for the OTS application. Buyer will be solely responsible for all fees, expenses and costs incurred with respect to the preparation and filing of the applications and notices with the list regulatory agencies whose approvals are required other than Seller's transfer application, if any. Notwithstanding the previous sentence, each Party shall pay any required filing fee for any application required to be filed under applicable law by such Party, and such Party's own attorneys' and consultant fees incurred in connection with such filing.

         7.2 PERFORMANCE OF LIABILITIES. Subject to Seller's compliance with
Section 13.6 from and after the Closing, Buyer agrees to pay (to the extent there are sufficient available funds on deposit) all properly drawn checks, drafts and negotiable withdrawal orders drawn against a Deposit account transferred by Seller to Buyer as contemplated herein, timely presented to Buyer by mail, over its counters or through inclearings and whether drawn on the check or draft forms provided by Seller for ninety (90) days after the Closing Date.

         7.3 CONSENTS AND NOTICES. Buyer: (i) will use commercially reasonable efforts to obtain prior to the Closing Date all consents, approvals or authorizations required to be obtained by it for the consummation of the transaction contemplated hereby; and (ii) will publish all notices required by all governmental authorities or agencies required for the execution, delivery and performance by Buyer of this Agreement and the consummation by it of any transaction contemplated hereby.

         7.4 FURTHER ASSURANCES. On and after the Closing Date, Buyer shall give such further assurances to Seller and upon Seller's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining under the Liabilities transferred to Buyer and to confirm the assumption of the Liabilities by Buyer; provided, however, that Buyer need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless such costs or expenses are paid by Seller.

         7.5 CONFIDENTIALITY. Buyer shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary in connection with any regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning Seller furnished it by Seller or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by Buyer on a non-confidential basis, (b) in the public domain through no fault of Buyer or (c) later lawfully acquired from other sources by Buyer) and shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. The obligations of Buyer in the preceding sentence shall terminate upon the Closing with respect to information relating to the Branch. In the event of termination of the transactions contemplated in this Agreement prior to Closing, Buyer shall return to Seller all such records, books, contracts, instruments, computer data and other data or information and all copies thereof in its possession or the possession of third parties subject to its direction, and shall certify in writing as to the foregoing

                                  ARTICLE VIII

                               COVENANTS OF SELLER
                               -------------------

         8.1 ASSISTANCE IN OBTAINING REGULATORY APPROVALS. Seller shall be responsible for the preparation and filing and for all fees, expenses and costs incurred in the preparation and filing of, any transfer application it may be required to file. Seller shall cooperate with Buyer in providing information for the Buyer's applications to the OTS.

         8.2 CONSENTS AND NOTICES. Seller: (i) will use commercially reasonable efforts to obtain prior to the Closing Date all consents, approvals or authorizations required to be obtained by it for the consummation of the transactions contemplated hereby; and (ii) will publish and issue all notices required by all governmental authorities or agencies required for the execution, delivery and performance by Seller of this Agreement and the consummation by it of any transactions contemplated hereby.

         8.3 ACCESS TO RECORDS AND INFORMATION; PERSONNEL; CUSTOMERS.

                  (a) Between the Signature Date and the Closing Date, Seller shall afford to Buyer and its authorized agents and representatives access, during normal business hours, to the operations, books, records, contracts, documents and other information of or relating to the Deposits and Assets to be transferred to Buyer as contemplated herein, and, as to the Real Estate, subject to the access requirements contained in the applicable Real Estate Agreement, and shall provide Buyer a true copy of the form of all contracts, agreements, and other documents governing or specifying the terms of the relationship between Seller and its customers at the Branch. Buyer shall give reasonable notice for access to Seller. The date and time of such access will then be mutually agreed upon by both Parties. Seller shall cause its personnel to provide assistance to Buyer in Buyer's investigation of matters relating to such Deposits, Account Loans, Assets and Safe Deposit Boxes; provided, however, that Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers and employee relations; and provided further, that Buyer and its authorized agents and representatives shall be afforded physical access to the Branch over the weekend immediately prior to the Closing Date.

                  (b) Buyer, with Seller's prior written consent, may, at its own expense, upon regulatory approval of the transaction contemplated by this Agreement, communicate with, and deliver information, brochures, bulletins, press releases and other communications to depositors of the Branch concerning such transaction and concerning the business and operations of Buyer.

         8.4 CONDUCT OF BUSINESS PENDING CLOSING. Except as may be required to obtain the regulatory approvals referred to in Section 8.1 hereof, between the Signature Date and the Closing Date, and except as may otherwise be required by a regulatory authority, Seller shall conduct its business at the Branch in the ordinary course consistent with past practice and shall not, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

                  (a) Cause the Branch to engage or participate in any transaction that would materially and adversely affect the Deposits, Account Loans, Assets or Safe Deposit Boxes, except in the ordinary course of business;

                  (b) Cause the Branch to transfer to Seller's other branches any Deposits to be transferred to Buyer as contemplated herein, except upon the unsolicited request of a depositor in the ordinary course of business;

                  (c) Increase or agree to increase the salary, remuneration or compensation of persons employed at the Branch other than in accordance with Seller's customary policies and/or bank-wide changes, or pay or agree to pay any bonus not committed or contemplated prior to the date of this Agreement to any such Employees other than regular bonuses granted based on historical practice or in connection with the retention bonus program instituted by Seller in contemplation of the transactions described herein;

                  (d) Enter into any commitment, agreement, understanding or other arrangement to dispose of the Assets and Liabilities to be transferred to Buyer as contemplated herein, other than pursuant to the terms of this Agreement;

                  (e) Invest in any new Fixed Assets of the Branch, except for commitments made on or before the Signature Date and disclosed to Buyer in writing and for replacements of furniture, furnishings and equipment and normal maintenance and refurbishing purchased or made in the ordinary course of business;

                  (f) Cause or permit the Branch to transfer to Seller's other operations or branches any Account Loans or Fixed Assets of the Branch; or

                  (g) Transfer, assign, permit any Encumbrance to exist with respect to or otherwise dispose of, or enter into any contract, agreement or understanding to transfer, assign, cause or permit any Encumbrance to exist (which Encumbrance would not be permitted under Section 6.6) with respect to or otherwise dispose of, any of the Assets except in the ordinary course of business and subject to the other provisions of this Section 8.4.

         8.5 BOOKS AND RECORDS. Seller shall retain (i) all books and records relating to the Branch which are not ordinarily maintained at the Branch along with transaction tickets through the Closing Date and all records of closed accounts, except books and records from centralized servicing areas (including, e.g., W-8 and W-9 Certifications), and (ii) all transaction documents related to the Deposits. On the Closing Date, Buyer shall receive possession of, and all of Seller's right, title and interest to and in, the Records. All transaction documents, books and records which are retained by Seller after the Closing Date and which relate directly to transactions involving Assets and Deposits of the Branch occurring prior to the Closing Date shall (i) be maintained for a period which is at least the longer of the period required by law or the normal retention period under Seller's record retention program, unless the Parties shall, applicable law permitting, agree upon a shorter period; and (ii) even if such transaction documents, books and records are relocated to third-party long-term storage facilities or transferred to microfilm or other media in accordance with Seller's normal practices, shall upon Buyer's request pursuant to a customer's reasonable inquiry, be made available to Buyer at no cost. For any other purpose, unless the Parties agree to another arrangement, Seller shall provide such transaction documents, books and records as Buyer may deem desirable at Seller's regular customer service charge for research and copying, except if such purpose is reasonably necessary to permit Buyer to comply with or contest any applicable legal, tax, banking, accounting or regulatory policies, requirements or proceedings, arising out of the obligations of Seller prior to Closing, in which case no charge shall be made.

         8.6 INSURANCE POLICIES. Seller will maintain in effect until the Closing all insurance policies set forth in Schedule 6.10 attached hereto or replacement policies providing coverage at least equal to their current coverage.

         8.7 FURTHER ASSURANCES. On and after the Closing Date, Seller shall (i) give such reasonable further assurances to Buyer and upon Buyer's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such reasonable further action as may be necessary and appropriate to effectively relieve and discharge Buyer from any obligations remaining under the Deposits transferred to Buyer, except obligations assumed under this Agreement; and (ii) give such further assistance to Buyer and shall execute, acknowledge and deliver all such bills of sale, acknowledgments and other instruments and take such further action as may be necessary and appropriate effectively to vest in Buyer full, legal and equitable title to the Assets transferred to Buyer; provided, however, that Seller need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless such costs or expenses are paid by Buyer. In particular, and without limiting the foregoing:

                  (a) After the Closing Date, Seller will mail to Buyer promptly after receipt thereof by Seller all payments relating to Account Loans or amounts intended for deposit to the accounts which are part of the Deposits transferred to Buyer or otherwise relating to such Deposits or Account Loans;

                  (b) With respect to checks or drafts against accounts which are Deposits transferred to Buyer, Seller and Buyer will cooperate with one another such that on and after the Closing Date, each such item which is coded for presentment to Seller or to any bank for the account of Seller, is delivered to Buyer in a timely manner and in accordance with Section 13.6, applicable law and Clearing House rules or agreement;

                  (c) Except as otherwise contemplated by this Agreement, Seller will remove any supply of money orders, traveler's checks and other forms and papers (other than Records) located at the Branch not later than the close of business on the Closing Date; and

                  (d) Not later than 12:00 a.m. on the day prior to the Closing Date, Seller will void all ATM access cards issued by it to customers of the Branch except for customers that are also customers of other branches of Seller.

         8.8 CONSENTS. Seller shall secure all necessary corporate consents, shall use commercially reasonable efforts to secure all consents and releases required of third parties (except those regarding Buyer) and shall comply with all applicable laws, regulations and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

         8.9 OPERATION OF BRANCH. From and after the date of this Agreement until the Closing Date, Seller shall operate and manage the Branch in the normal and ordinary course and in accordance in all material respects with all applicable federal, state and local laws, ordinances and requirements and private covenants, conditions, restrictions and other agreements, and maintain the Branch in good order, condition and repair in all material respects. Seller shall punctually pay and perform all of its obligations under the Branch Lease and related service contracts, and pay before delinquency all taxes, assessments, utility charges and other expenses affecting the Branch except to the extent contested in good faith by appropriate proceedings. After the Signature Date, Seller shall use commercially reasonable efforts to retain at the Branch the Deposits which are domiciled at the Branch as of the date of this Agreement.

         8.10 SERVICE AND MAINTENANCE CONTRACTS. Seller shall, if requested by Buyer, use commercially reasonable efforts to continue to make such services and benefits of any service and maintenance contracts available to Buyer and in such event, Buyer shall pay at the contract rate for any desired services to be rendered to it after the Closing Date pursuant to any existing contract between Seller and third parties. Seller has provided Buyer with copies of service and maintenance contracts related to the Branch which are outstanding as of the Closing Date. With respect to any such contracts, Buyer shall, not later than fifteen (15) days after the Signature Date, notify Seller of those contracts which it elects to assume (to the extent permitted by the relevant contract and law), and Seller shall assign all of its right, title and interest in such contracts so assumed to Buyer at the Closing pursuant to documents and agreements in form and substance reasonably satisfactory to Buyer.

         8.11 SIGNS. Buyer shall, at its own cost, remove all exterior and interior signs identifying Seller at the Branch and restore exterior surfaces. The parties shall cooperate with each other's efforts with respect to the foregoing to the extent reasonable.

         8.12 CONFIDENTIALITY. Seller shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary in connection with any regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning Seller furnished it by Seller or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been

(a) previously known by Seller on a non-confidential basis, (b) in the public domain through no fault of Seller or (c) later lawfully acquired from other sources by Seller) and shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. The obligations of Seller in the preceding sentence shall terminate upon the Closing with respect to information relating to the Branch. In the event of termination of the transactions contemplated in this Agreement prior to Closing, Seller shall return to Seller all such records, books, contracts, instruments, computer data and other data or information and all copies thereof in its possession or the possession of third parties subject to its direction, and shall certify in writing as to the foregoing

         8.13 UPDATING OF SCHEDULES.On or before five (5) Business Days after the Signature Date, Seller shall amend and restate, or confirm Schedule 3.2(b) and Schedule 3.3 attached hereto based upon consultation with Branch personnel, and such Schedules as amended and restated or as confirmed shall constitute the final Schedule. In the case of Schedule 3.3, such amendment and restatement may consist of providing copies of the agreements listed on Schedule 3.3 as constituted on the Signature Date. Buyer may object to any material matter on any amended and restated Schedule.

         8.14 CONTINUED BUSINESS PRACTICES. Prior to the Closing, Seller shall use commercially reasonable efforts to maintain and preserve intact its relationships with Employees and customers of the Branch, and shall timely perform all of its obligations under the Branch Lease. Seller shall implement the incentive plan attached hereto as Schedule 8.14, which provides that Employees will receive a severance bonus equal to four weeks pay if, as of the Closing, the Bank retains at the Closing at least 95% of the aggregate amount of Deposits as of April 30, 2000, and two weeks pay if the Branch retains at the Closing at least 90% in such Deposits.

         8.15 REPURCHASE OF CERTAIN ACCOUNT LOANS AND DEPOSITS. Seller agrees, on the first Business Day following the date which is thirty (30) days following Closing, to repurchase from Buyer any Account Loan and to reassume any obligations under any associated Deposit which (i) at Closing, was listed on the Schedule of Delinquent Account Loans and (ii) on the date which is thirty (30) days following Closing, remained delinquent. For purposes of the foregoing sentence, an Account Loan shall be considered delinquent if such loan is more than sixty (60) days past due at the applicable time. Seller and Buyer shall cooperate in the repurchase of such Account Loans and Deposits and the reassumption of obligations under such Account Loans and Deposits.

                                   ARTICLE IX

                                 NON-COMPETITION
                                 ---------------

         9.1 SOLICITATION. Prior to the Closing, Seller will not knowingly solicit any customers of the Branch, either directly or indirectly, to reduce or transfer Deposits, close Deposit accounts, or open deposit accounts or conduct any type of business at other branches of the Seller. For a period of twenty-four (24) months following the Closing Date, Seller will not, directly or indirectly, knowingly solicit deposits by the use of direct mail, telemarketing programs or other similar marketing methods specifically directed at people within a one (1.0) mile radius of the Branch or at customers of the Branch.

Notwithstanding the previous sentence, this Section (Section 9.1) shall not limit the right of Seller to solicit customers through a general marketing program not targeted to customers of the Branch or to solicit customers who are also customers of other operations or branches of Seller or are customers with respect to nondeposit investment products administered by Seller or an affiliate thereof.

         9.2 NON-COMPETITION. For a period of twenty-four (24) months following the Closing Date, Seller shall not, directly or indirectly, without the prior written consent of Buyer, own, operate or purchase an office of a savings and loan association, commercial bank, savings bank or depositary institution within a one (1.0) mile radius of any of the Branch. This Section 9.2 shall not prohibit Seller from acquiring a branch or branches within such radius when such acquisition is part of a multi-branch purchase from, or a merger with, another financial institution.

                                    ARTICLE X

                              CONDITIONS TO CLOSING
                              ---------------------

         10.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. Unless waived in writing by Buyer, the obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) PERFORMANCE. Each of the covenants, agreements, acts and undertakings of Seller to be performed at or before the Closing Date pursuant to this Agreement shall have been duly performed in all material respects.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Article VI of this Agreement shall be true and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (c) ABSENCE OF PROCEEDINGS AND LITIGATION. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Buyer, could be materially adverse to Buyer's consummating this Agreement.

                  (d) REGULATORY APPROVALS. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies shall have been obtained and all necessary conditions to those licenses, approvals and consents shall have been fully satisfied; provided, however, that if any such licenses, approvals or consents are qualified or conditioned in any manner which is unduly burdensome to Buyer, in the reasonable judgment of Buyer, this condition may be deemed unfulfilled.

                  (e) DOCUMENTS. In addition to the documents described elsewhere in this Section 10.1, Buyer shall have received the following documents from Seller duly executed:

                           (1) A General Bill of Sale and Assignment and
Assumption substantially in the form of Exhibit A hereto.

                           (2) A Retirement Accounts Transfer Agreement
substantially in the form of Exhibit C hereto.

                           (3) A certificate of the Secretary or Assistant
Secretary of Seller as to the incumbency and signatures of officers.

                           (4) Such other bills of sale and other instruments
and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets to be transferred to Buyer as contemplated herein, all in form and substance reasonably satisfactory to counsel for Buyer.

                           (5) A certificate signed by duly authorized officers
of Seller stating that the representations and warranties of Seller under
Article VI of this Agreement are true as of the Closing Date, that the respective covenants of Seller to be performed on or before the Closing Date have been performed in all material respects, and that the conditions set forth in this Section 10.1 have been satisfied.

                           (6) A schedule listing the Account Loans and
associated Deposits which are 60 days delinquent as of the Closing Date.

                           (7) Resolutions of Seller's Board of Directors,
certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                           (8) A computer printout of Deposits being transferred
to Buyer.

                           (9) A list of holds pursuant to Section 13.7.

                           (10) A copy of the form of the notice Seller sent to
its customers in accordance with Section 13.1, and the final customer list contemplated by Section 13.1.

                           (11) The Records relating to the Branch.

                           (12) The assignment documents pursuant to the
Assignment and Assumption Agreement.

                           (13) Such other documents as are required to transfer
servicing of the investment products referenced on Schedule 2.1(c)

                           (13) Such other documents or instruments as Buyer may
reasonably request in connection with the performance by Seller of any of its obligations hereunder.

                  (f) ASSIGNMENT OF LEASE. Seller, Buyer and Landlord shall have entered into an Assignment and Assumption Agreement with respect to the Branch Lease, in form and substance satisfactory to Buyer and Seller.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred affecting (i) the Branch or (ii) the ability to conduct operations at the Branch.

                  (h) REIMBURSEMENT. Buyer shall have received payment pursuant to Section 2.3(c)

                  (i) DUE DILIGENCE. Buyer shall have conducted the due diligence inquiries contemplated by Section 3.2, and shall not have timely objected in accordance with the terms of such Section.

         10.2 CONDITIONS TO THE OBLIGATIONS OF SELLER. Unless waived in writing by Seller, the obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) PERFORMANCE. Each of the acts and undertakings of Buyer to be performed at or before the Closing Date pursuant to this Agreement shall have been duly performed in all material respects.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Article 5 of this Agreement shall be true and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (c) ABSENCE OF PROCEEDINGS AND LITIGATION. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transaction contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transaction contemplated by this Agreement which, in the reasonable judgment of Seller, could be materially adverse to Seller's consummating this Agreement.

                  (d) REGULATORY APPROVAL. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies shall have been obtained and all necessary conditions to those licenses, approvals and consents shall have been fully satisfied; provided, however, that if any such licenses, approvals, or consents are qualified or conditioned on any manner which is unduly burdensome to Seller, in the reasonable judgment of Seller, this condition may be deemed unfulfilled.

                  (e) DOCUMENTS. In addition to the documents described elsewhere in this Section 10.2, Seller shall have received the following documents from Buyer duly executed:

                           (1) A General Bill of Sale and Assignment and
Assumption substantially in the form of Exhibit A hereto.

                           (2) An Assumption of Deposit Liabilities
substantially in the form of Exhibit B hereto.

                           (3) A Retirement Accounts Transfer Agreement
substantially in the form of Exhibit C hereto.

                           (4) A certificate of the Secretary or Assistant
Secretary of Buyer as to the incumbency and signatures of officers.

                           (5) A certificate signed by duly authorized officers
of Buyer stating that the representations and warranties of Buyer under Article 5 of this Agreement are true as of the Closing Date, and that the respective covenants of Buyer to be performed on or before the Closing Date have been performed in all material respects, and that the conditions set forth in this
Section 10.2 have been satisfied.

                           (6) All relevant documents relating to the
establishment and closing of the escrows as required by Section 10.1(g).

                           (7) Such other documents or instruments as Seller may
reasonably request in connection with the performance by Buyer of any of its obligations hereunder.

                           (8) Resolutions of Buyer's Board of Directors,
certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                           (f) ASSIGNMENT OF LEASE. Seller, Buyer and Landlord
shall have entered into an Assignment and Assumption Agreement with respect to the Branch Lease, in form and substance satisfactory to Buyer and Seller.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

         11.1 CONDITIONS FOR TERMINATION. This Agreement shall terminate and be of no further force and effect as between the Parties hereto, upon the occurrence of any of the following:

                  (a) By either Party upon the expiration of fifteen (15) days after the refusal or denial by any governmental agency of any approvals or consents required to be obtained pursuant to this Agreement, unless, within such fifteen (15) day period, the relevant Party resubmits the application or appeals the decision of the governmental entity that has denied or refused to grant such consent or approval and, in such event, by either Party upon the expiration of five (5) days after the denial or refusal by such governmental agency of such appeal or resubmitted application.

                  (b) By a Party upon the expiration of five (5) Business Days from the date that such Party has given written notice to the other Party of such other Party's material breach or material misrepresentation of any condition, warranty, representation or covenant in this Agreement, or the Assignment and Assumption Agreement; or the termination of the Assignment and Assumption Agreement; provided, however, that no such termination shall take effect if within such five (5) day period the Party so notified shall have fully and completely corrected the grounds for termination as specified in such notice.

                  (c) Upon the failure to consummate the transaction by September 30, 2000 unless extended by mutual agreement in writing of the Parties.

                  (d) Upon mutual consent of the Parties to terminate. Notwithstanding anything to the contrary herein contained in this Agreement, no Party shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other Party.

         11.2 EFFECT OF TERMINATION. Termination of this Agreement pursuant to
Section 11.1 or for any reason or in any manner shall not release, or be construed to release, any Party hereto from liability or damage to any other Party arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, default or failure in performance of any material covenants, agreements, duties or obligations arising hereunder.

                                   ARTICLE XII

                                    EMPLOYEES
                                    ---------

         12.1 EMPLOYEES. Buyer shall be required to meet with the Employees employed at the Branch no later than seven (7) days after the transaction is communicated by the Seller to the Seller's Employees. Seller agrees to give Buyer access to personnel files concerning each of the Employees employed at the Branch within seven (7) days of receiving such Employee's written consent for such release. Seller shall use commercially reasonable efforts to obtain such consent from each of its Employees as soon as practicable after the initial meeting with Employees employed at the Branch. Buyer shall make offers of employment to any Employee to whom it elects to make such offers of employment promptly after the receipt from Seller of records referred to above.

         Beginning on the date on which any of Seller's Employees are hired by Buyer, Buyer shall assume all obligations and liabilities which may arise as a result of Buyer's employment of such Employees on or after such first date of employment of such Employees, and hereby agrees to and shall indemnify and hold Seller harmless from and against any such liability. Nothing contained herein is to be construed as offering or creating an employment contract for any such Employee or any other obligation to employ such Employees. All Employees of the Branch will have their earned compensation paid in full by Seller through the Closing Date.

         This Agreement is not intended to create and does not create any contractual or legal rights in or enforceable by any Employee. Buyer agrees to obtain prior approval of Seller before sending any communications to any Employee employed at the Branch concerning the subject matter of this Section 12.1, which approval shall not be unreasonably withheld. This Agreement may be amended or terminated without liability to any Employee.

         12.2 EMPLOYEE BENEFITS. All Employees at the Branch who become employees of Buyer ("Transferred Employees") will, on and as of the Closing Date, be immediately eligible to participate in employee benefit plans and other fringe benefits and rights, including without limitation severance plans and vacation pay, enjoyed by employees of Buyer in comparable positions including any pension or 401(k) plans. For all employee benefit plans except any pension or 401(k) plans, the Transferred Employees will be given immediate credit for their length of service with Seller for all purposes.

         12.3 NO SOLICITATION OF EMPLOYEES. Buyer shall, prior to Closing, notify Seller of Employees of the Branch retained by Buyer (whether as an employee, independent contractor or consultant). For a period of two years following the Closing Date, Seller shall not directly or indirectly solicit any of these individuals for employment in any manner (nor as an independent contractor or consultant), induce any of these individuals to terminate employment with Buyer, or otherwise interfere with the employment of any of these individuals by Buyer; provided that the foregoing shall not prohibit employment of any such Employee following such Employee's termination from service with Buyer.

                                  ARTICLE XIII

                                OTHER AGREEMENTS
                                ----------------

         13.1 NOTICES TO DEPOSITORS. Seller shall provide Buyer, as soon as practicable, with a customer list regarding the accounts to be assumed by Buyer as contemplated herein, together with data tapes. On the Closing Date, Seller shall provide Buyer a final customer list of the assumed accounts. At the time that Seller provides to Buyer the customer lists pursuant to this paragraph, Seller shall notify Buyer of any customer addresses which Seller is aware are invalid.

         As soon as practicable after receipt of all required regulatory approvals, Seller shall notify the holders of the Deposits to be assumed by Buyer that, subject to closing requirements, Buyer will be assuming the liability of the Deposits and will not continue services provided by Seller which are not routinely offered by Buyer. The notification will be based on the list and data tapes referred to in the preceding paragraph and a listing maintained at Seller's Branch of the new accounts opened since the date of the list. Buyer shall send notification to the same holders setting out the details of its administration of the assumed accounts. Each Party shall obtain the approval of the other of its notification letter(s), which approval shall not be unreasonably withheld or delayed.

         13.2 SAFE DEPOSIT BOXES. As soon as practicable after receipt of all required regulatory approvals, the Seller shall notify by letter renters of Safe Deposit Boxes located at the Branch of the disposition of their Safe Deposit Boxes as of the Closing Date. In the event of removal of such boxes to a new location, the Parties agree to cooperate in the safe and lawful transfer of such boxes. The costs and expenses incurred in the transfer and security of such boxes will be borne by Buyer. All key or other deposits related to the Safe Deposit Boxes which are held by Seller shall be transferred to Buyer as of the Closing Date as part of the Closing.

         13.3 INCOMING DEPOSITS AND MAIL. In the event Seller receives after the Closing Date, a deposit, payment, legal process or mail with respect to the Assets or Deposits transferred to Buyer, Seller shall, at Seller's expense, mail such deposit, payment, legal process or other mail to Buyer within one (1) Business Day after receipt thereof at the address Buyer may from time to time designate.

         13.4 RETURNED ITEMS. Any items that were (i) credited for deposit to, or (ii) cashed against, an account at the Branch prior to the Closing and are returned unpaid at any time after the Closing and within the guidelines specified under "Regulation CC" of the Federal Reserve System ("Returned Items") will be handled as follows:

                  (a) If Seller is charged for the Returned Item, Seller shall notify Buyer and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit with Buyer in the name of the party liable for such Returned Item, Buyer will debit any or all of such accounts an amount equal in the aggregate to the Returned Item or all funds available in the subject account, if less. If there are not sufficient funds in the accounts which may be debited (for reasons other than Buyer's breach of Section 13.7), Buyer will have no obligation to repay Seller unless and until Buyer obtains reimbursement from the party liable for the Returned Item.

                  (b) If Buyer's bank account is charged for the Returned Item, Buyer will use reasonable efforts to obtain reimbursement from the account to which, or from the party to whom, the Returned Item was credited. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at any branch office of Buyer standing in the name of the party liable for such Returned Item, Buyer will debit any or all of such accounts in an amount equal in the aggregate to the Returned Item. If those accounts do not contain funds sufficient to reimburse Buyer fully (for reasons other than Buyer's breach of Section 13.7), Seller will, upon notice from Buyer, immediately repay to Buyer the amount of the Returned Item and Buyer will assign the Returned Item to Seller for collection. For a reasonable period of time after reimbursement from Seller, Buyer will cooperate with Seller in its efforts to obtain reimbursement from the party liable for the Returned Item.

                  (c) Any items that were credited for deposit to or cashed against an account at the Branch prior to the Closing Date and are returned unpaid more than sixty (60) days after the Closing will be the responsibility of Seller.

         13.5 ACH ITEMS AND WIRE TRANSFERS. Buyer and Seller shall use commercially reasonable efforts to transfer all ACH arrangements to Buyer as soon as practicable after the Closing Date. Buyer shall continue such ACH arrangements and such recurring debit and credit arrangements as are originated and administered by third parties and for which Buyer need act only as processor; Buyer shall have no obligation to continue recurring debit arrangements that were originated or administered by Seller, and Seller shall terminate such arrangements on or prior to the Closing Date. After the Closing Date, Seller will use commercially reasonable efforts to (i) telecopy or deliver to Buyer on each Business Day after receipt, at the address designated by the Buyer, a summary of ACH Items affecting the Deposits (such summary to include claim number, suffix (if applicable), source name, trace id, client name and effective date); and (ii) remit by wire transfer to Buyer all ACH Item funds that are intended for Deposit accounts being transferred to Buyer; provided, however, that Seller's obligation to deliver such summaries and to forward such ACH Items shall continue for not more than one hundred and twenty (120) days after the Closing Date, unless an extension is agreed upon. Extensions must be agreed upon by Buyer and Seller not less than seven (7) days prior to the end of such period. Thereafter, Seller will return all ACH Items to the originator marked "Account sold to another DFI."

         ACH transfers which have not been rerouted directly to Buyer after sixty (60) days from Closing, shall be handled as follows: (i) Buyer shall notify such ACH users that they must contact the ACH originator and complete the transfer; (ii) if the transfer remains unconcluded after ninety (90) days from Closing, Buyer shall renotify such ACH users that their ACH transaction will cease to be processed within the one month period following said notification; and, (iii) after one hundred twenty days (120) from Closing, Seller shall return the ACH transaction to the originator, marked "Account sold to another DFI."

         For a period of thirty (30) days from the Closing, Seller shall upon receipt thereof, notify Buyer of incoming wire transfers to an account(s) of a Deposit transferred to Buyer at the Closing and shall use commercially reasonable efforts to wire same to Buyer on the same day the funds of such incoming wire transfer for the account(s) of such Deposit.

         Losses due to reclamation requests against assumed deposits that are closed or have insufficient funds to cover a reclamation request will be absorbed by Fidelity Federal Bank if the reclamation is against a credit received on or prior to the Closing Date, and by Purchaser if against a credit received after the Closing Date.

         13.6 CHECKING ACCOUNTS. Prior to the Conversion Date, Buyer, at its sole expense, will mail to holders of those Deposits acquired from Seller which may be accessed by checks, new checks MICR encoded with Buyer's routing and transit numbers and the Buyer's customer identification number. On a daily basis, Seller, at its sole expense, will outsort all Branch checks received by it drawn on accounts assumed by Buyer and prepare them for delivery within one Business Day to Buyer's service center at Buyer's expense. Buyer shall either pay the items or return them in accordance with the customer agreement and the California Uniform Commercial Code and all applicable federal laws and regulations. Seller's obligation to outsort and deliver such Branch checks shall continue for forty five (45) days after the Closing Date. After the forty-five
(45) day period, Seller will stop accepting such items and will return items marked "Refer to Maker."

         Seller will furnish to Buyer a daily accounting of debits to its clearing account. On a daily basis, Buyer and Seller will agree on the settlement amounts of inclearing items transferred by Seller to Buyer. Buyer will remit the settlement amount on the next Business Day, by immediately available funds, to the Seller.

         13.7 HOLDS. Holds that have been placed by Seller on particular accounts or on individual checks, drafts, or other instruments and listed on the schedule referred to in the next sentence will be continued by Buyer under the same terms. Seller will deliver to Buyer at the Closing a schedule of such holds which describes the terms thereof.

         13.8 RETIREMENT ACCOUNTS. Buyer will assume certain Retirement Accounts held at Seller's Branch according to the terms contained herein and in the Retirement Accounts Transfer Agreement attached hereto as Exhibit C. Buyer shall not collect an annual fee for 2000.

         13.9 CARD PROCESSING. Seller will void at 12:00 am Pacific Time on the day prior to the Closing Date all ATM access cards issued by it to customers of the Branch who will not have ATM-accessible accounts with Seller after the Closing Date. Seller will void on and as of the Closing Date debit cards issued by it to customers of the Branch who will not have debit card-accessible accounts with Seller after the Closing Date. Seller will notify the customer in writing as part of the notice requested under Section 13.1 above, of such cancellation of the ATM access cards and debit cards.

         Seller agrees to provide to Buyer the necessary data and tapes required, prior to the Closing Date, to accommodate the processing of ATM and debit cards, which may then be issued prior to the Closing Date. Furthermore, the Parties agree to settle within two (2) Business Days of the ATM transaction date for transactions occurring prior to Closing or during the conversion period and for customers with sufficient funds: (i) any and all rejected ATM and debit card transactions processed after the Closing Date, and (ii) any and all ATM and debit card transactions processed while the ATM or debit card network could not communicate with Seller's main host. Buyer agrees to remit the total sum of such transactions to Seller on the same date the transactions are settled.

         Any claim submitted under "Regulation E" of the Federal Reserve System, for transaction processed prior to the Closing Date on Deposits transferred to Buyer, shall be settled as follows:

                  (a) If the claim is submitted to Seller, Seller shall process the claim under the guidelines specified in "Regulation E," and if a reimbursement to the customer is determined necessary, Seller shall directly reimburse the customer.

                  (b) If the claim is submitted to Buyer, Buyer shall refer claimant to Seller.

         Such settlement shall continue for a period of sixty (60) days following the Closing Date. All claims submitted after such sixty (60) day period shall be returned by Seller to the originator of the claim.

         13.10 DATA PROCESSING CONVERSION. The Parties agree to (i) insure the orderly transfer of all data tapes and processing information, and will facilitate an electronic and systematic conversion of all applicable data regarding Account Loans, ATM Cards some of which, for the avoidance of doubt, contain card features and Deposits whereby each Party will bear the cost associated with the transfer of its tapes and information and the conversion of its data except as otherwise agreed upon; (ii) at the Field-to-Field Meeting, to be held at a time mutually acceptable to the parties but no later than fifteen
(15) days after the Signature Date, exchange all data information necessary to complete such conversion process; (iii) within ten (10) days after the Field-to-Field Meeting, Seller shall provide all systems information necessary to complete such conversion processing and provide two (2) sets of the initial data processing pre-conversion file layout and product definitions; (iv) provide the final data processing pre-conversion file packages on a timely basis allowing for pre-conversion; (v) provide any and all additional data processing information added to the system subsequent to the preparation of the final deconversion tapes on a day-to-day basis; and (vi) use commercially reasonable efforts to provide by 12:00 p.m. Pacific Time, on the day immediately following the Closing Date, two (2) sets of final data processing conversion file packages.

         Immediately following or at the date of conversion of the data processing information at the Branch, Seller shall (i) deconvert accounts and block any further activity with respect thereto, (ii) cycle all accounts, and
(iii) prepare and send out account statements (and provide microfiche, if available, to Buyer) dated as of the conversion date to all account holders.

         13.11 INTEREST REPORTING. Seller shall report for the current calendar year up through and including the Closing Date all interest credited to, interest premiums paid, interest withheld and early withdrawal penalties charged to the Deposits which are to be assumed by Buyer as contemplated by this Agreement. Buyer shall report from but not including the Closing Date through the end of the calendar year all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits assumed by Buyer. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies.

         13.12 WITHHOLDING. Seller shall deliver to the Buyer on or before the Closing Date data indicating all "B" notices (TINs do not match) and "C" notices (under reporting/IRS imposed withholding) issued by the Internal Revenue Service ("IRS") relating to the Deposits transferred to Buyer. Furthermore, any and all listings of similar notices regarding such Deposits received by Seller from the IRS will be immediately delivered to Buyer. All notices received by Seller from the IRS releasing withholding restrictions on Deposits transferred to Buyer will be immediately delivered to Buyer. Any amounts required by any governmental agency to be withheld from any of such Deposits (the "Withholding Obligations") or any penalties imposed by any governmental agency will be handled as follows:

                  (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or prior to the Closing Date will be withheld and remitted by Seller and any other sums withheld by Seller pursuant to Withholding Obligations on or prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.

                  (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in Section 13.12(a) above will be withheld and remitted by the Buyer. Within two (2) days of receipt of such notice, Seller shall notify Buyer and Buyer shall comply with notification requirements.

                  (c) Any penalties described on "B" notices from the IRS or any similar penalties which relate to Deposit accounts opened by Seller prior to the Closing Date will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulted from Seller's acts, policies or omissions. Similarly, any efforts to reduce such penalties shall be the responsibility of Seller.

                  (d) Any penalties assessed due to information missing from information filings regarding Deposits transferred to Buyer, including, without limitation, 1099 forms, shall be paid by Seller shall pay such penalties promptly upon receipt of the notice providing such penalty assessment resulting from Seller's acts, policies or omissions, but shall be entitled to negotiate such penalties with the IRS in good faith.

         13.13 TAXPAYER INFORMATION. Seller shall deliver to Buyer within three
(3) Business Days after the Closing Date (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts transferred to Buyer as contemplated hereby; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS and/or account holders with respect to the Assets and Deposits transferred, except for such information which Seller is obligated to make reports pursuant to Sections 13.11 and 13.12 of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers. Seller shall, according to the terms of Section 14.2 of this Agreement, indemnify, hold harmless and defend Buyer, Buyer's subsidiaries and Buyer's Affiliates from and against any and all damages, losses, liabilities, costs, claims, obligations, or expenses, including legal fees and expenses and fines and penalties arising from or incurred or imposed in connection with any inaccuracy, act, or omission by Seller in connection with the collection, recording, filing with appropriate governmental agencies, or delivery to Buyer of the Taxpayer information.

         13.14 SELLER'S COOPERATION. From and after the Closing, Seller shall cooperate with Buyer and shall provide assistance in responding to inquiries and requests of customers of the Branch relating to Deposits transferred to Buyer at the Closing to the extent such inquiries and requests relate to facts and circumstances that occurred prior to the Closing

         13.15 INTERIM PROCESSING. Seller shall continue to provide item processing and back office processing services in connection with the Deposits after the Closing Date and until December 31, 2000 (or earlier at Buyer's election), in accordance with the interim processing letter attached hereto as
Exhibit 13.15.

                                   ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

         14.1 SURVIVAL. The representations and warranties made by the Parties to this Agreement, and their respective obligations to be performed under the terms hereof at, prior to, or after the Closing, shall not expire with, or be terminated or extinguished by, the Closing, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of either Party by the other Party hereto; provided, however, that all representations and warranties shall terminate and be of no further effect on the date which is one hundred and eighty (180) days after the Closing Date.

         14.2 INDEMNIFICATION.

                  (a) Seller shall and does hereby indemnify, hold harmless and defend Buyer (and its Affiliates, successors, directors, officers and employees) from and against any and all damage, loss, liability, costs, claim or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer (or its Affiliates, successors, directors, officers and employees) in connection with a claim asserted by a third party arising from:

                           (1) any misrepresentation or breach of warranty,
covenant or agreement made or to be performed by Seller pursuant to this Agreement;

                           (2) any action taken or omitted to be taken by
Seller, or any transaction or any event occurring on or prior to the Closing Date, relating to the Employees, Assets or the Deposits to be transferred to Buyer as contemplated hereby, other than as permitted by this Agreement and any suits or proceedings commenced in connection with the foregoing; and

                           (3) all debts, obligations and liabilities excluded
pursuant to Section 2.3(e) above.

                  (b) Buyer shall indemnify, hold harmless and defend Seller (and its Affiliates, successors, directors, officers and employees) from and against any and all damage, loss, liability, cost, claim or expense (including reasonable legal fees and expenses) incurred or suffered by Seller (or its Affiliates, successors, directors, officers and employees) in connection with a claim asserted by a third party arising from:

                           (1) any misrepresentation or breach of warranty,
covenant or agreement made or to be performed by Buyer pursuant to this Agreement, and

                           (2) any action taken or omitted to be taken by Buyer,
or any transactions or any event occurring after the Closing Date, relating to the Employees, Assets or the Deposits, to the extent that such Assets or Deposits are assumed by or transferred to Buyer or any Employee is retained by Buyer after the Closing Date, and any suits or proceedings commenced in connection with the foregoing.

                  (c) A Party seeking indemnification pursuant to this Section
14.2 (an "Indemnified Party") shall give prompt notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The Indemnified Party shall assist the Indemnifying Party in the defense of any such action or proceeding. The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense. In any such action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:

                           (1) the Indemnifying Party and the Indemnified Party
shall have mutually agreed to the retention of such counsel and the payment of such counsel's fees and expenses, or

                           (2) the named Parties to any such suit, action or
proceeding (including any impleaded Parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, representation of both Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.

                  (d) An Indemnifying Party shall not be liable under this
Section 14.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. An Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party hereunder. Notwithstanding the foregoing, no investigation by an Indemnified Party at or prior to the Closing shall relieve an Indemnifying Party of any liability hereunder, unless the Indemnified Party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the Closing and the Indemnified Party intentionally failed to bring such belief to the attention of the Indemnifying Party prior to the Closing.

                  (e) Nothing in this Section 14.2 shall limit Buyer's or Seller's rights or remedies for misrepresentations, breaches of this Agreement or any other action or inaction by the other party hereto.

         14.3 BROKER'S FEES. Seller and Buyer have each entered into respective agreements with BankSite whereby certain fees will be due to BankSite. Such fees will be borne separately by Seller and Buyer in accordance with their respective agreements with BankSite. With the exception of such engagements by Seller and Buyer with BankSite, each of the Parties represents and warrants to the other that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and that no action has been taken that would give rise to any valid claim for brokerage commission, finder's fee or other like commission. Buyer and Seller each undertake to indemnify and hold each other harmless against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission, or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying Party.

         14.4 PUBLICITY AND NOTICES. Prior to the announcement of this Agreement to the Employees, both Parties will limit the distribution of information relative to the transaction to those persons who must be aware of this Agreement for the performance of their duties. No Party will issue a press release announcing this Agreement or the transactions described herein to the public nor make any public announcements of this Agreement or the transactions described herein, without consulting with and obtaining approval of the other Party, which approval shall not be unreasonably withheld, and in any event such initial announcement shall not be made prior to notification to the Employees. Each Party agrees to forward copies of any and all written public statements following the initial announcement to the other Party for review and to consult with such other Party with respect to any comments such Party may have for one
(1) Business Day after receipt by such Party of such proposed written statement.

         14.5 INCORPORATION OF EXHIBITS. [intentionally deleted]

         14.6 ATTORNEYS' FEES. Each Party shall bear the cost of its own attorneys' fees incurred in connection with the preparation of this Agreement and consummation of the transactions described herein. Notwithstanding the foregoing, in any action between the Parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing Party in such action shall be awarded, in addition to damage, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys' fees and expenses.

         14.7 SALES AND TRANSFER TAXES. All excise, sales, use, transfer, documentary transfer taxes and recording taxes and any other taxes or assessments which are payable or arise as a result of this Agreement or the consummation of the transfer of the Assets and Deposits to Buyer as contemplated hereby (except income taxes determined by reference to the income of one of the Parties) shall be paid by Buyer to Seller (i) upon the closing of the escrows for the Real Property of (ii) upon Buyer's receipt of satisfactory evidence that Seller has paid such taxes or is legally obligated to pay such taxes (and that such taxes have not already been paid through escrow). Seller shall report such tax (excluding real property taxes that are prorated) on Seller's sales tax return.

         14.8 NOTICES. All notices, requests, demands and other communication given or required to be given under this Agreement shall be in writing, duly addressed to the Parties as follows:

         To Seller:              Fidelity Federal Bank, FSB
                                 4565 Colorado Boulevard
                                 Los Angeles, CA  90039
                                 Attn:  Project Manager, Retail Operations or
                                        President and COO

         With a Copy to:         Fidelity Federal Bank, FSB
                                 4565 Colorado Boulevard
                                 Los Angeles, CA  90039
                                 Attn:   General Counsel

         To Buyer:               Mr. Carl W. Raggio, III
                                 Executive Vice President, Chief Banking Officer
                                 First Bank of Beverly Hills, F.S.B.
                                 Commercial Real Estate Division
                                 21700 Oxnard Street, Suite 1050
                                 Woodland Hills, California 91367

         With a copy to:         Steven N. Richman, Esq.
                                 Epport & Richman, LLP
                                 10100 Santa Monica Boulevard, Suite 1450
                                 Los Angeles, California 90067-4118

         Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after the same is addressed and mailed with postage prepaid. Notice sent by any other manner shall be effective only upon actual receipt thereof.

         14.9 ARM'S LENGTH TRANSACTION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the Parties and this Agreement.

         14.10 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective transferees, successors and assigns, but this Agreement may not be assigned by any Party without the prior written consent of the other and any attempted assignment by a Party without the other Party's consent shall be null and void; PROVIDED, HOWEVER, that the foregoing shall not prohibit or require the consent of the other Party for an assignment by a Party in connection with a merger or consolidation of such party with, or the sale of a substantial portion of such Party's assets with, another federally insured depository institution, provided such assignment shall not occur until the expiration of one hundred and twenty (120) days from the later to occur of the Closing Date or the Conversion Date.

         14.11 THIRD PARTY BENEFICIARIES. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties hereto.

         14.12 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of law provisions of the laws of such state. The Parties hereto expressly submit to the exclusive jurisdiction and venue of the Superior Court of the County of Los Angeles or the United States District Court for the Central District of California (the "California Courts"). Subject to the arbitration provisions of this Agreement, any action, suit or proceeding arising out of, or relating to, this Agreement or any agreement or instrument delivered under this Agreement, the subject matter thereof or the transactions contemplated hereby shall be brought in the California Courts, and in such event the parties hereto irrevocably submit themselves to the exclusive jurisdiction of the California Courts and hereby waive, for themselves and their respective successors and assigns, all rights they may have to bring or have tried elsewhere any such action, suit or proceeding.

         14.13 ARBITRATION.

         NOTICE: BY INITIALING IN THE SPACE BELOW, EACH PARTY IS AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE DISPUTE RESOLUTION PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND EACH PARTY IS GIVING UP ANY RIGHTS SUCH PARTY MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW EACH PARTY IS GIVING UP ITS JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE DISPUTE RESOLUTION PROVISION. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE DISPUTE RESOLUTION PROVISION TO NEUTRAL ARBITRATION.

                                    ---------

                                Buyer's Initials

                                    ---------

                                Seller's initials

         IF ANY DISPUTES OR CONTROVERSIES ARISE BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, ITS INTERPRETATION, OR THE ACTS OR DUTIES OF THE PARTIES HEREUNDER OR UNDER ANY DOCUMENT DELIVERED HEREUNDER, SUCH DISPUTES OR CONTROVERSIES SHALL BE SUBMITTED TO AND RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ALL ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA BY A SINGLE ARBITRATOR. THE DECISION OR AWARD OF THE ARBITRATOR SHALL BE FINAL AND BINDING, AND JUDGMENT THEREON MAY BE ENTERED IN A CALIFORNIA COURT, AND THEREAFTER IN THE COURT OF ANY SISTER STATE. IT IS UNDERSTOOD THAT THE ARBITRATOR SHALL HAVE NO AUTHORITY TO ADD TO, SUBTRACT FROM, OR MODIFY ANY PROVISION OF THIS AGREEMENT.

         14.14 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits, contains all of the agreements of the Parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

         14.15 HEADINGS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         14.16 SEVERABILITY. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

         14.17 WAIVER. The waiver of any breach of any provision under this Agreement by any Party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. Any waiver of any provision of this Agreement shall be in writing executed by the party granting such waiver.

         14.18 NUMBER(S). Whenever the context of this Agreement so requires, the singular includes the plural, the plural includes the singular, the whole includes any part thereof.

         14.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument

         14.20 TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS AGREEMENT.

         14.21 WAIVER OF SPECIFIC PERFORMANCE AND LIS PENDENS. In the event the transactions do not occur due to a material default by Seller, Buyer as its sole remedy shall be entitled to damages in accordance with the provisions of this Agreement or otherwise available under law. As a material consideration to Seller's entering into this Agreement with Buyer, Buyer waives any right (a) to record or file a notice of lis pendens or notice of pendency of action or similar notice against any of the Real Estate or (b) to pursue an action for specific performance of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have duly authorized and executed this Agreement as of the date first above written.


FIDELITY FEDERAL BANK,                            FIRST BANK OF BEVERLY HILLS
A Federal Savings Bank




By: /S/ James E. Stutz                            By: /S/ Carl W. Raggio, III
    -------------------------------------             --------------------------
    James E. Stutz                                Its:  Executive Vice President
    President and Chief Operating Officer         and Chief Banking Officer

                                  SCHEDULE 1.1

BRANCH NAME                          ADDRESS                          LOCATION
-----------                          -------                          --------

                                    EXHIBIT A
                                    ---------

               GENERAL BILL OF SALE AND ASSIGNMENT AND ASSUMPTION

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Fidelity Federal Bank, a Federal Savings Bank (the "Seller"), pursuant to the Agreement to Purchase Assets and Assume Liabilities dated ________ (the "Agreement"), by and between Seller and First Bank of Beverly Hills, a federally chartered savings bank (the "Buyer"), hereby sells, transfers, grants, delivers, and assigns to Buyer all of the right, title and interest of Seller in and to the Account Loans, Records, Safe Deposit Boxes, Cash on Hand, Fixed Assets listed on Schedule 1 attached hereto and service and maintenance contracts listed on Schedule 2 attached hereto ("Contracts"). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

         Seller represents and warrants to Buyer that it has good and marketable title to each and all of the items and things sold, transferred and conveyed, that it has the full right to transfer such good and marketable title to Buyer, that each of such items and things now is, and upon delivery to Buyer will be, free and clear of all security interests, and all other liens, Encumbrances and adverse claims, and that Buyer will have peaceful possession and quiet enjoyment thereof from and after the date hereof.

         In furtherance of the foregoing, Seller hereby appoints Buyer, its successors and assigns, the true and lawful attorney-in-fact of Seller with full power of substitution, in the name of Seller but for the benefit and at the expense of Buyer (1) to collect for the account of Buyer all items hereby sold, transferred and assigned to Buyer and (2) to institute and prosecute all actions or proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the property hereby sold, transferred and assigned, to defend or compromise any and all claims, acts, writs or proceedings in respect to any of such property and to do all such other acts and things in relation thereto as Buyer shall deem advisable. This power of attorney is coupled with an interest.

         Buyer assumes and agrees to pay the obligations and liabilities of the Seller under the Contracts accruing on and after the Closing Date.

         Seller shall indemnify, hold harmless and, at the option of Buyer, defend Buyer from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, court costs and litigation expenses) relating to any of the assets herein transferred arising before or on the date hereof, or arising out of a violation of the warranty of title hereinabove set forth.

         Buyer shall indemnify, hold harmless and, at the option of Buyer, defend Seller from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, court costs and litigation expenses) relating to any of the assets herein transferred arising after the date hereof, except any such claim, liability, cost or expense caused by the gross negligence or willful act of Seller.

         In the event of any conflict between the terms hereof and the terms of the Agreement, the terms of the Agreement shall prevail.

         This Bill of Sale may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale as of ________________.


FIDELITY FEDERAL BANK,                         FIRST BANK OF BEVERLY HILLS, A
A FEDERAL SAVINGS BANK                         FEDERAL SAVINGS BANK




By: /s/ James E. Stutz                         By: /S/ Carl W. Raggio, III
    -------------------------------------          ------------------------
    James E. Stutz                                 Carl W. Raggio, III
    President and Chief Operating Officer      Its: Executive Vice President,
                                                    Chief Banking Officer

                                    EXHIBIT B
                                    ---------

                        ASSUMPTION OF DEPOSIT LIABILITIES

         For value received, FIRST BANK OF BEVERLY HILLS, a federally chartered savings bank (the "Buyer") executes and delivers this Assumption of Deposit Liabilities (the "Assumption") to Fidelity Federal Bank, a Federal Savings Bank (the "Seller"), in accordance with that certain Agreement to Purchase Assets and Assume Liabilities dated May , 2000 by and between Seller and Buyer (the "Agreement"). Capitalized terms as used in this Assumption have the meanings assigned to them in the Agreement.

         By its execution of this Assumption, Buyer assumes and agrees to pay the Deposit liabilities of the Seller to the holders of Deposits domiciled at the Seller's Branch for the amounts of such accounts or deposits, including interest accrued thereon, as of the Closing Date, in accordance with the Agreement and the terms of such Deposits in effect as of the Closing Date. Buyer may administer such Deposit accounts acquired from Seller pursuant to Buyer's own internal policies and procedures, and Buyer shall have no liability or obligation to maintain in effect the policies and procedures of Seller governing administration of the Deposit accounts before the Closing Date; provided, however, that Buyer and not Seller shall be responsible for properly implementing with affected customers any such changes in policies and procedures governing administration of the Deposit accounts, and Buyer and not Seller shall be liable for any damages, claims or losses, including costs and attorneys' fees, resulting from any claims that such changes were improperly implemented.

         Notwithstanding anything to the contrary contained in this Assumption or in the Agreement, Buyer does not assume and shall have no liability for any debts, liabilities, or obligations of Seller of any kind whatsoever except as specifically set forth in this Assumption or the Agreement.

         This Assumption will not create in any third party (including account-holders) any rights or remedies against Buyer which such party did not have against Seller prior to the execution and delivery of this Assumption with respect to the liabilities and obligations specifically assumed hereby.

         By its execution of this Assumption, Buyer acknowledges that it has reviewed the Deposit liabilities described above, and agrees to assume those liabilities upon the terms contained in this Assumption and in the Agreement.

         In the event of any conflict between the terms hereof and the terms of the Agreement, the terms of the Agreement shall prevail.

         This Assumption of Deposit Liabilities is executed to be effective as of 11:59 p.m. on ________________.

FIRST BANK OF BEVERLY HILLS, F.S.B.


By: /S/ Carl W. Raggio, III
    ------------------------
    Carl W. Raggio, III

Its: Executive Vice President and Chief Banking Officer

                                    EXHIBIT C
                                    ---------

                               RETIREMENT ACCOUNTS

                               TRANSFER AGREEMENT

                                  EXAMPLE ONLY

         This Agreement (the "Transfer Agreement") is made between FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank ("Seller") and FIRST BANK OF BEVERLY HILLS, a federally chartered savings bank ("Buyer"). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Agreement to Purchase Assets and Assume Liabilities made and entered into as of by and between Seller and Buyer (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    RECITALS
                                    --------

         A. Seller has served as trustee with respect to certain Retirement Accounts, sponsored by the Western League of Savings Institutions or its predecessor (the "League"), (collectively, the "Plans"), the funds of which are domiciled at the Branch as defined in the Agreement.

         B. Pursuant to the Agreement, Buyer is acquiring from Seller certain Deposits, including Deposits holding funds of the Plans.

         C. In connection with the acquisition of such Deposits, Buyer will succeed to the trusteeship of the Plans and become successor trustee in the place of Seller.

         D. The Parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the Parties with regard thereto.

         E. Execution of this Transfer Agreement is a condition to and an element of the consideration for the execution by the Parties of the Agreement.

                            (CONTINUED ON NEXT PAGE)

         Now, therefore, in consideration of premises stated, above, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 With respect to the sale of certain Assets and the assumption of certain liabilities relating to the Branch, resigning trustee shall mean Seller and successor trustee shall mean Buyer.

                                   ARTICLE II

         2.1 As of the Closing Date, or such other date and time as the Parties may fix (the "Transfer Date"), the resigning trustee shall assign, transfer and deliver to the successor trustee as set forth in the Agreement, funds and Deposits, domiciled in resigning trustee's Branch. Furthermore, at least thirty
(30) days prior to the Closing Date, the resigning trustee shall request the League to remove the resigning trustee as trustee of such Plans and appoint the successor trustee effective as of the Closing Date.

         2.2 Prior to the Transfer Date, the successor trustee shall notify participants of each Plan acquired by successor trustee of the removal of the resigning trustee as trustee and appointment of the successor trustee.

         2.3 After the Transfer Date, the successor trustee shall not accept any new plans naming the resigning trustee as trustee, nor shall the successor trustee use any advertising, materials, plan documents, or any other printed matter referring to the resigning trustee as trustee of any Retirement Accounts sponsored by the League.

         2.4 The resigning trustee shall prepare and file all required year-end reports for all activity under the Plans transferred to successor trustee, including, but not limited to, IRS form 1099R and IRS form 5498 for the portion of the calendar year 2000 to and including the Transfer Date. The successor trustee shall prepare and file such reports, where applicable, for the balance of the calendar year 2000 and thereafter, so long as the successor trustee remains as the trustee. It is further agreed that the resigning trustee and successor trustee will each report their portion of withholding for such Plans to the appropriate state and federal agencies.

         2.5 In the event that the resigning trustee receives, after the Transfer Date, any documents, correspondence or other written materials relating to the Plans transferred to successor trustee, the resigning trustee will forward such items to the successor trustee with a written explanation of such items. The resigning trustee agrees to answer reasonable inquiries from the successor trustee pertaining to the Plans or to any pending transaction or items received after the Transfer Date.

         2.6 Annual Transaction and Trustee fees for 2000 shall be collected by the Seller provided that if the Closing occurs prior to the time which Seller in the ordinary course would collect such fees such fees shall be collected by Buyer. The successor trustee may assess any fees per Plan for 2001 and thereafter pursuant to its own policies and procedures.

         2.7 On or before the Transfer Date, the resigning trustee shall deliver to the successor trustee all original or legible certified copies of (i) all documents executed by the depositors of the Plans to be transferred to successor trustee, including, but not limited to, all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow the successor trustee to administer and conduct business with respect to such Plans.

         2.8 On or before the Transfer Date, the resigning trustee agrees to provide the successor trustee with a complete and up-to-date listing of:

                  (a) any and all participants of the Plans transferred to successor trustee that have reached age 70-1/2 by 2000, and prior year balances required for calculations of mandatory distributions;

                  (b) any or all Plans at resigning trustee's Branch receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms:

                  (c) any and all Plans on the resigning trustee's system on deposit at the Branch;

                  (d) any and all Plans at the resigning trustee's Branch currently not exempted from either federal tax withholding or state tax withholding, or both, and current filing status for each participant where withholding may apply; and

                  (e) any and all Plans at resigning trustee's Branch where the Plan participant has died and the date of death (if known) and a legible copy of the death certificate when available.

         2.9 The successor trustee agrees to indemnify and hold harmless the resigning trustee, its Affiliates and successors from (i) any and all losses, costs (including reasonable attorneys' fees), expenses, damages, liabilities or penalties of every kind whatsoever that the resigning trustee, its Affiliates, successors, directors, officers, employees, or agents may incur as a result of the successor trustee's failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by the successor trustee after the Transfer Date results in disqualification of any Plan acquired from the resigning trustee.

         2.10 The resigning trustee agrees to indemnify and hold harmless the successor trustee, its Affiliates and successors from any and all losses, costs (including reasonable attorneys' fees), expenses, damages, liabilities, or penalties that the successor trustee, its Affiliates, successors, directors, officers, employees, or agents may incur as a result of any act, omission, or breach of fiduciary obligation by the resigning trustee prior to the Transfer Date or in fulfillment of its obligations under this Transfer Agreement.

         2.11 After the Transfer Date, the successor trustee shall have no further liability or obligation to the resigning trustee with respect to the Plans transferred to the successor trustee, except as otherwise provided herein.

         2.12 If any action or proceeding is brought by either Party against the other pertaining to or arising out of this Transfer Agreement, the final prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

         2.13 This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument.

         2.14 Resigning trustee shall retain documentation of Plan activity prior to the Transfer Date for a period required by law for normal retention, and shall retain responsibility for answering reasonable, written inquiries from the successor trustee pertaining to Plan activity prior to the Transfer Date, including (but not limited to) information relating to account histories and Plan distributions, transfers and contributions.

         Prior to the Transfer Date, resigning trustee shall ensure that all accounts at the Branch, if any, under Plans that also have accounts not held at the Branch, are transferred.

         Executed this ____ day of __________, 2000



FIDELITY FEDERAL BANK,                           FIRST BANK OF BEVERLY HILLS
A Federal Savings Bank




By: /S/ James E. Stutz                           By: /S/ Carl W. Raggio, III
    ----------------------                           ---------------------------
    James E. Stutz                                   Carl W. Raggio, III
    President and Chief Operating Officer        Its: Executive Vice President
                                                      and Chief Banking Officer